Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Kenan Transport Company:

      As Independent Public Accountants, we hereby consent to the incorporation of our report, dated February 02, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement No. 33-2494 on Form S-8, dated January 23, 1986.

                               ARTHUR ANDERSEN LLP

Raleigh, North Carolina,
March 21, 2001.